UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) ofthe Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2011

SOLANBRIDGE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada	0-49632	98-0361151
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

11811 North Freeway, Suite 500, Houston, Texas	77060-3287

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 225-1372

Solanex Management Inc.
3820 Boca Chica Avenue
Las Vegas, NV 89120

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On January 10, 2011, the Board of Directors of SolanbridgeGroup Inc. (the “Company”)appointed Mr. Charles R. Shirley, Mr. Earle G. Hickey, Mr. Joseph Curci and Ms. RosaliaMirayto the Board of Directors of the Company.  Such appointments were made pursuant to a binding letter of intent by and between the Company and Corbridge Group, Inc. (“Corbridge”), dated January 5, 2011 (the “LOI”).  Also on January 10, 2011, Mr. David J. Eckert resigned from the Board of Directors of the Company pursuant to the LOI.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 11, 2011, the Company filed an amendment to its Amended and Restated Articles of Incorporation, whereby it changed the nameof the corporation from Solanex Management Inc. to Solanbridge Group, Inc.  Such name change was immediately effective.

Corbridge is a company focused on telecom equipment sales and installation.  Corbridge has recently explored entering into real estate acquisition and management.

The Company is based in Houston, Texas and is a diversified holding company with interests in real estate acquisition and management and also telecom equipment sales and installation. The shares of Solanbridge Group, Inc. trade on the OTCBB under the stock symbol “SLNX”.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3(i).1Amended and Restated Articles of Incorporation of Solanbridge Group, Inc.

99.1    Press release of Solanex Management Inc., dated January 11,2011.

SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOLANBRIDGE GROUP, INC.

Date: January 14, 2011	By:	/s/ Charles R. Shirley
Charles R. Shirley, CEO